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                                                                   Exhibit 10.47

                            LOAN EXCHANGE AGREEMENT

          This Loan Exchange Agreement (the "Agreement") is entered into as of January 12, 2000 by and among Synapse Group, Inc., a Delaware corporation (the "Company"), and Michael Loeb ("Lender").

          Whereas, Lender has made loans (collectively, the "Loan") to a predecessor of the Company evidenced by the promissory notes listed on Schedule 1 attached hereto (collectively, the "Notes");

          Whereas, concurrently with the execution of this Agreement, Lender will execute that Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Purchasers named therein, pursuant to which the Company will sell to the Purchasers and the Purchasers will purchase from the Company, shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), for $8.00 per share (the "Series B Preferred"), and warrants (the "Warrants") to purchase, at an exercise price of $8.00 per share (subject to adjustment) shares of the Company's voting common stock, no par value per share ("Voting Common Stock"); and

          Whereas, Lender desires to exchange the Notes for the number of shares of Series B Preferred listed below and in the Purchase Agreement.

          Now, therefore, in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

                                   ARTICLE I

                    FOREGIVENESS OF LOAN; DELIVERY OF NOTES

          Section 1.1  The Loan.  The parties agree that as of the date hereof:
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(a) the aggregate principal due on the Loan and the Notes is $12,000,000 (the
"Total Outstanding Principal"); and (b) the aggregate interest and penalties due on the Loan and the Notes, together with any and all liability with respect to any claims, whether known or unknown, arising from any default, or event that with the giving of notice or the passage of time would constitute a default, under the Loan or the Notes, is $745,000 (the "Total Outstanding Interest and Penalties"). The parties agree that the Total Outstanding Principal and $280,000 of the Total Outstanding Interest and Penalties shall be satisfied in full and the Notes cancelled in exchange and as consideration for the issuance pursuant to the Purchase Agreement of 1,535,000 shares of Series B Preferred.

          Section 1.2  The Closing.  The closing of the transactions
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contemplated by this Agreement (the "Closing") shall take place at the Boston offices of Hale and Dorr LLP, or at such other time as the parties may agree, on the Closing Date (as defined in the Purchase Agreement). At the Closing, as a condition precedent to the Company's obligations hereunder and under the Purchase Agreement, Lender shall deliver the originally-executed Notes which shall be marked "CANCELLED" by the Company and retained by the Company, and the Company shall deliver to Lender the various certificates, instruments and documents referred to in the Purchase Agreement.

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          Section 1.3  Representations of Lender.  Lender represents and
                       -------------------------
warrants to the Company that (a) he has all requisite power and authority to execute and deliver this Agreement and to perform his obligations hereunder, (b) this Agreement has been duly and validly executed and delivered by Lender and constitutes a valid and binding obligation of Lender, enforceable against him in accordance with its terms, (c) no third party has any Security Interest (as defined below) in the Loan or the Notes, and (d) the delivery of the Notes for cancellation as provided for hereunder will not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Lender is a party. As used herein, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law). All representations and warranties of Lender contained herein shall survive the Closing without limitation.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 2.1   No Third Party Beneficiaries.  This Agreement shall not
                        ----------------------------
confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

          Section 2.2   Entire Agreement.  This Agreement (including the
                        ----------------
documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

          Section 2.3   Succession and Assignment.  This Agreement shall be
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binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

          Section 2.4   Counterparts and Facsimile Signature.  This Agreement
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may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          Section 2.5   Headings.  The section headings contained in this
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Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 2.6   Notices.  All notices, requests, demands, claims, and
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other communications hereunder shall be in writing and given in the manner provided for in the Purchase Agreement

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          Section 2.7   Governing Law.  This Agreement shall be governed by and
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construed in accordance with the internal laws of the Commonwealth of
Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

          Section 2.8   Amendments and Waivers.  The parties may mutually amend
                        ----------------------
any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          Section 2.9  Severability.  Any term or provision of this Agreement
                       ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

          Section 2.10  Construction.
                        ------------

          (a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         the "Company"

                         SYNAPSE GROUP, INC.

                         By: /s/Jonathan A. Siegel
                             ---------------------

                         Title: Vice President

                         "Lender"

                         /s/Michael Loeb
                         -------------------------
                         Michael Loeb

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                                  Schedule 1

                               Promissory Notes

     1.  Promissory Note dated April 28, 1999 in the amount of $2,000,000.
     2.  Promissory Note dated April 20, 1999 in the amount of $1,000,000.
     3.  Promissory Note dated April 7, 1999 in the amount of $1,000,000.
     4.  Promissory Note dated May 25, 1999 in the amount of $1,000,000.
     5.  Promissory Note dated December 18, 1998 in the amount of $2,000,000.
     6.  Promissory Note dated November 24, 1998 in the amount of $1,000,000.
     7.  Promissory Note dated August 11, 1998 in the amount of $1,000,000.
     8.  Promissory Note dated March 25, 1999 in the amount of $1,000,000.
     9.  Promissory Note dated November 12, 1999 in the amount of $2,000,000.

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